EXHIBIT 10.31



                           CHILDREN'S WONDERLAND, INC.
                                  P.O. BOX 6129
                              OXNARD, CA 93031-6129



April 20, 2000

Mr. Justin Gasarch
29 Beach road
Monmouth Beach, NJ 07750

Dear Mr. Gasarch:

       Children's Wonderland, Inc. (referred to as "we", "us" or the "Company") hereby retains you (Justin Gasarch) and you hereby agree to be retained by us to render advisory services (the "Services") in matters relating to real estate and the development of pre-school clients for our Internet strategy. This Agreement is effective for a period of twelve months from the date set forth above. During such period, you will provide us with the Services as may reasonably be requested of you from time to time by us, provided that you will not be required to undertake duties not reasonably within the scope of the Services contemplated hereunder. The time required of you to provide the Services is not expected to be substantial and you will not be obligated to spend any specific amount of time in providing the Services. All consultation may be provided by you via telephone, facsimile and e-mail from your regular place of business. You agree to keep confidential any information which you have been notified by the Company as being confidential and which in fact is non-public and otherwise treated as confidential.

       In consideration for your agreement to provide the Services to us, we will become obligated to issue to you or your designee, simultaneously with your execution of this Agreement and your (or your assignee's) subscription to our Units ("Units") (consisting of our Series B Convertible Preferred Stock and Warrants), the number of shares of our Common Stock, after giving effect to a reverse split of our Common Stock, which is the higher of (i) 250,000 or (ii) 3.8% of the total outstanding Common Stock on the date hereof after taking into account the conversion of all of our Series A Convertible Preferred Stock outstanding but not taking into account the conversion of other convertible securities which we have outstanding, including any of our Series B Convertible Preferred Stock. You agree that we will not issue the shares of Common Stock to you as contemplated in the preceding sentence until such time as we have amended our Restated Articles of Incorporation to authorize a sufficient number of shares of Common Stock to permit the conversion of our outstanding convertible securities and to permit such issuance of shares to you. In the event we have not closed on our offering of Units within the time frame (plus any optional extensions) described in our Subscription Agreement, dated March 3, 2000, this Agreement will be voided and be of no force and effect and any subscription of Units by you or your assignee will also be null and void.

Mr. Justin Gasarch
April 20, 2000
Page 2


       We will register the shares of Common Stock, which we are obligated to issue to you or your designee pursuant to the preceding paragraph, under the Securities Act of 1933, as amended, on or prior to the six-month anniversary of the date hereof; provided, however, that such six-month anniversary will be extended by such number of days, if any, by which our becoming current with our reporting obligations under the Securities Exchange Act of 1934 (which status we will use best efforts to attain as soon as practicable) is delayed beyond the five-month anniversary of the date hereof.

       As a condition to this Agreement, you and Gray Gull Realty Co. (and any of your other assignees) will each deliver General Releases to us in connection with our offering of the Units. We agree to hold such General Releases in escrow, and they will not be enforceable, until we have registered your shares as contemplated in the foregoing paragraph and the Series B Preferred Stock to be received by you and/or your assignee is converted into our Common Stock. In addition, provided that you and your assignee also agree, John Clarke and Robert Becker, as holders of all of our outstanding Series A Convertible Preferred Stock, agree that, in the event of a liquidation, dissolution or winding up of the Company, the Series A Convertible Preferred Stock will be entitled to 37.5%, and you and your assignee will be entitled to 62.5%, of the total of the payments made by the Company resulting from such liquidation, dissolution or winding up with respect to the liquidation preferences of both the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock held by you or your assignee and also agree in such event that you or your assignee will be entitled to payment of the full principal amount of your and your assignee's subscription to the Units before any payments are made on the Series A Convertible Preferred. The provisions of the preceding sentence will apply only if such shares held by you or your assignee have not been transferred to a third party and if such shares and the Series A Convertible Preferred Stock have not been converted into shares of our Common Stock.

       By signing below, John Clarke and Robert Becker agree to vote their shares of the Company's capital stock in favor of carrying out the intent and purpose of the foregoing paragraphs.

       We acknowledge that you may conduct business other than as a consultant and may also provide consulting advice to others. Nothing herein contained shall be construed to limit or restrict you from rendering the same or similar services to others, or in rendering similar advice to others, as long as such business or advice is not competitive with that of the Company. You shall be responsible for the payment of all federal, state and local taxes, including F.I.C.A. and income taxes, payable on any compensation paid by the Company to you hereunder.

       It is expressly understood and agreed that your relationship to Company is that of an independent contractor and that neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between Company and you. You shall have no authority to act for, represent or bind Company in any manner, except as may be agreed to expressly by Company in writing from time

Mr. Justin Gasarch
April 20, 2000
Page 3


to time and you and the Company are and shall remain independent parties bound by the provisions hereof.

       This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

       Neither you nor we may assign this Agreement or any rights created hereunder. You may not delegate the performance of any of your duties hereunder. Any such purported delegation or assignment shall be void.

       This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law.

       If you are in agreement with the terms set forth above, please sign a copy of this letter and return the signed copy to us.

                                   Very truly yours,

                                   CHILDREN'S WONDERLAND, INC.


                                              By:              /s/
                                                  ------------------------------
                                              Name:  Debby Bitticks
                                              Title: President



                                              By:              /s/
                                                  ------------------------------
                                              Name:  Robert Becker
                                              Title: Principal Shareholder



                                              By:              /s/
                                                  ------------------------------
                                              Name:   John Clarke
                                               Title: Principal Shareholder

AGREED as of the date set forth above:


               /s/
-------------------------------------
JUSTIN GASARCH